As filed with the Securities and Exchange Commission on August 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFE-T GROUP LTD.

(Exact name of registrant as specified in its charter)

State of Israel	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Shachar Daniel	Safe-T USA Inc.
Chief Executive Officer	51 John F. Kennedy Parkway
8 Abba Eban Ave.	First Floor West at Regus
Herzliya, 4672526 Israel	Short Hills, NJ 07078
Tel: +972 9.866.6110	Tel: 888.304.5010
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.	Eitan Shmueli, Adv.	Stuart Neuhauser, Esq.	Shachar Hadar
Edwin L. Miller Jr., Esq.	Gregory Irgo, Adv.	Ellenoff Grossman &	Meitar Liquornik Geva
Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Eitan Mehulal & Sadot 10 Abba Eban Ave. PO Box 2081 Herzliya 4612002, Israel Tel: +972 9.972.6000	Schole, LLP 1345 Avenue of the Americas New York, NY 10105 Tel: 212.370.1300	Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Ordinary shares, no par value, as represented by American Depositary Shares (1)	$948,503.10	$118.09
Series A warrants to purchase American Depositary Shares (5)	-
Ordinary Shares underlying the American Depositary Shares issuable upon exercise of Series A warrants	1,422,754.65	177.13
Series B warrants to purchase American Depositary Shares(6)	-
Ordinary Shares underlying the American Depositary Shares issuable upon exercise of Series B warrants (7)	5,526,972.63	688.11
Representative’s warrants to purchase American Depositary Shares (6)	-
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Representative’s warrants (8)	47,425.16	5.90
Total Registration Fee	$7,945,655.54	$989.23

(1)	The ordinary shares will be represented by American Depositary Shares, or ADS, which have been registered under a separate registration statement on Form F-6 (Registration No. 333-218251) and are issuable upon deposit of the ordinary shares registered hereby. Each ADS will represent 40 ordinary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of ordinary shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(5)	Because the ordinary shares of the Registrant underlying the warrants are being simultaneously registered hereby, and no additional consideration is allocated to the warrants, the fee is based on the estimated exercise price of the warrants, which is 100% of the public offering price, and no separate registration fee is required with respect to the warrants registered hereby.

(6)	In accordance with Rule 457(g) under the Securities Act, because the ordinary shares of the Registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(7)	The fee is based on the maximum number of ordinary shares which may be issued under the Series B warrants and is estimated in accordance with paragraph (c) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of Ordinary Shares as reported on the Tel Aviv Stock Exchange on August 14, 2018.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per ADS exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $47,425.16 (5% of the proposed maximum aggregate offering price for the ADSs of $948,503.10).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form F-1. The contents of the Registration Statement on Form F-1, as amended (File No. 333-226074), including the exhibits thereto, filed by Safe-T Group Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on August 16, 2018, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on August 16, 2018.

SAFE-T GROUP LTD.

By:	/s/ Shachar Daniel
Shachar Daniel
Chief Executive Officer

Signature	Title	Date

/s/ Shachar Daniel	Chief Executive Officer, Director	August 16, 2018
Shachar Daniel	(Principal Executive Officer)

/s/ Shai Avnit	Chief Financial Officer	August 16, 2018
Shai Avnit	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board of Directors	August 16, 2018
Amir Mizhar

*	Director	August 16, 2018
Yehuda Halfon

*	Director	August 16, 2018
Yuval Illuz

*	Director	August 16, 2018
Eylon Geda

*	Director	August 16, 2018
Vered Raz-Avayo

*	Director	August 16, 2018
Lior Vider

* By:	/s/ Shachar Daniel
Shachar Daniel
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, John Parmley, the duly authorized representative in the United States of Safe-T Group Ltd., has signed this registration statement on August 16, 2018.

/s/ John Parmley

Index of Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Eitan Mehulal & Sadot, Israeli counsel to Safe-T Group Ltd.
5.2	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. counsel to Safe-T Group Ltd.
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited.
23.2	Consent of Eitan Mehulal & Sadot (included in Exhibit 5.1)
23.3	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.2)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1, as amended (File No. 333-226074), initially filed by the Registrant on July 5, 2018 and declared effective by the Securities and Exchange Commission on August 16, 2018).